UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 27, 2016

BLACKROCK CAPITAL INVESTMENT

CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00712	20-2725151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

40 East 52nd Street

New York, NY 10022

(Address of principal executive offices)

(212) 810-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.	REGULATION FD DISCLOSURE.

BlackRock Advisors, LLC (the “Advisor”) began serving as the investment manager of BlackRock Capital Investment Corporation (the “Company”) on March 6, 2015, the date on which the Advisor acquired certain assets of the Company’s previous investment adviser (the “Acquisition Date”). For the Advisor’s marketing purposes unrelated to the Company, the Advisor has calculated an implied IRR (internal rate of return) for that portion of the Company’s portfolio which was invested on or after the Acquisition Date. As a result, we are providing the information below. The calculation covers a period (the “Calculation Period”) beginning on the Acquisition Date and ending on June 30, 2016 (the “Calculation End Date”).

The implied IRR calculation includes the performance of all new monies invested during the Calculation Period. For such investments exited during the Calculation Period, all actual cash inflows and outflows during the Calculation Period which were attributable to the investment were used to calculate the implied IRR. For all other such investments, the implied IRR was calculated using (i) all actual cash inflows and outflows during the Calculation Period which were attributable to the investment and (ii) assuming that the fair market value of the investment as well as any accrued but unpaid interest on the Calculation End Date were realized in cash as of such date.

For the Calculation Period, such implied IRR was 16.9%, based on $382 million of cash invested in 21 different investments across 18 companies, of which 3 investments across 3 companies were exited during the Calculation Period. For the Calculation Period, the implied IRR on these 3 exited investments was 24.8% based on $67 million of cash invested. The implied IRR for the remaining 18 investments across 15 companies was 15.5% based on $315 million of cash invested.

Internal rate of return is the discount rate that makes the net present value of all cash flows related to a particular investment equal to zero. Investments are considered to be exited when the original investment objective has been achieved through the receipt of cash and/or non-cash consideration upon the sale, repayment or other exit of an investment or through the determination that no further consideration was collectible and, thus, a loss may have been realized.

The implied IRRs are calculated using cash flows which are gross of any fees, costs or expenses incurred by the Company. The implied IRRs shown above reflect only the performance of new monies invested during the Calculation Period and not the performance of the entire investment portfolio of the Company over any period of time. We would expect that any such implied IRR for the entire investment portfolio would be lower than the implied IRRs shown here. Existing or prospective investors should not rely upon the implied IRRs shown above as a measure of the performance of the Company or its portfolio. There can be no assurance that these implied IRRs could be generated in the future for any investment.

The information disclosed under this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKROCK CAPITAL INVESTMENT CORPORATION

Date: September 27, 2016	By:	/s/ Donna M. Milia

		Name:	Donna M. Milia
		Title:	Chief Financial Officer and Treasurer